Exhibit 10.57
FOURTH AMENDMENT
TO THE
TRUIST FINANCIAL CORPORATION PENSION PLAN
(October 1, 2020 Restatement)

WHEREAS, the Truist Financial Corporation Pension Plan (the “Plan”) was originally adopted effective as of October 1, 1944;

WHEREAS, the Plan was most recently restated effective as of October 1, 2020;

WHEREAS, under Section 7.2.1 of the Plan, the Board of Directors (the “Board”) of Truist Financial Corporation (the “Company”) has the right at any time to amend the Plan; and

WHEREAS, the Board wishes to amend the Plan to provide for a special limited-time distribution window for certain terminated Participants with vested benefits under the Plan.

NOW, THEREFORE, effective September 1, 2023, the Plan is hereby amended in the respects hereinafter set forth:

1.    A new Section (f)(17) is added to Exhibit G of the Plan to read as follows:

(17)    Special Benefit Election Period for 2023:

(i)    Eligibility for Special Benefit Election Period. During the Special Benefit Election Period, an Eligible Participant may voluntarily elect to receive a distribution of his or her entire accrued benefit under the Plan in the form of a Special Lump Sum Payment or a Special Annuity Option commencing as of the Distribution Date. For this purpose an “Eligible Participant” is a Participant:

(A)    Whose Plan benefit is solely due to his or her SunTrust Plan benefit earned prior to December 6, 2019;

(B)    Who terminated employment under the SunTrust Plan prior to December 6, 2019; and

(C)    Who is not otherwise eligible to receive a distribution as a lump sum (or partial lump sum) under the otherwise applicable terms of the Plan as of the Distribution Date.

Notwithstanding the foregoing, the following shall not be regarded as an “Eligible Participant”, even if they satisfy the requirements set forth above in Section (f)(17)(i)(A) through (C) in this Exhibit G:

(D)    A Participant who has been rehired by an affiliated employer as of the Distribution Date;

(E)    A Participant who has otherwise elected to commence his or her Plan benefit prior to the Distribution Date;

(F)    As of the Distribution Date, the Participant’s accrued benefit was required to have commenced pursuant to Section 2.5 of the Plan;

(G)    A Participant for whom the Plan purchased an annuity contract to provide for that Participant’s Plan benefit or partial benefit prior to the Distribution Date;

(H)    A Participant whose Plan benefit is subject to a qualified domestic relations order under Section 414(p) of the Code, or for whom the Plan has received a domestic relations order that has not yet been determined to be qualified, as of the Distribution Date;

(I)    A beneficiary of a deceased Participant;

(J)    A Participant whose Plan benefit includes an amount attributable to the Crestar Retirement Plan (which merged into the SunTrust Plan effective January 1, 2000) and such benefit included special provisions that applied to participants who became Crestar employees because their prior employer was acquired by or merged with Crestar or a Crestar subsidiary from January 1, 1980 to January 1, 2000 (as reflected in Article 5 of Addendum B22 of the SunTrust Plan);

(K)    A Participant who is on long-term disability, or terminated employment on long-term disability and did not subsequently return to employment;

(L)    A Participant who has service recognized under the Plan, prior to the January 1, 2020 merger of the SunTrust Plan into the Plan, due to prior employment that would have been credited under the BB&T Corporation Pension Plan;

(M)    A Participant who, as of the Distribution Date, is entitled to receive an immediate or future distribution of a nonqualified plan benefit from an affiliated employer;

(N)    A Participant for whom the Plan does not have a proper current address in its files relating to the Plan;

(O)    A Participant for whom the Plan’s data has an unresolved issue making it impracticable to determine the Participant’s Special Annuity Option or Special Lump Sum Payment

If a Participant is not an Eligible Participant solely due to Section (f)(17)(i)(N) or (O) above, and that person is located and/or the data issue is resolved prior to the beginning of the Special Benefit Election Period, such Participant will be deemed eligible to make an election under this Section (f)(17) of Exhibit G, and will be provided with materials and given a period of no less than 30 days to make an election in accordance with the procedures described in Section (f)(17)(ii).

An Eligible Participant who does not elect to receive his or her accrued benefit during the Special Benefit Election Period in accordance with this Section G(17) of Exhibit G shall be eligible to receive payment of his or her benefit in accordance with the otherwise applicable provisions of the Plan.

(ii)    Election Procedure for Special Benefit Election Period. All elections under this Section (f)(17) of Exhibit G of the Plan shall be made in accordance with procedures established by the Plan administrator, subject to the following:

(A)    All elections hereunder shall be made during the Special Benefit Election Period. An election shall become effective only if the date when it is submitted or postmarked is on or before the last date of the Special Benefit Election Period and all required forms and documents are received by the plan administrator on or before the Election Form Deadline. Additional time, as determined by the Plan administrator, may be provided for Eligible Participants to correct deficiencies with their election. The election available under this Section (f)(17) of Exhibit G is temporarily available and is not a permanent Plan provision.

(B)    An Eligible Participant may change or revoke his or her election under this Section (f)(17) of Exhibit G until immediately before the Distribution Date. If such election is revoked, after such revocation the Eligible Participant’s benefit will be paid in accordance with the Plan without regard to this Section (f)(17) of Exhibit G. If a married Eligible Participant elects a form of benefit under this Section (f)(17) of Exhibit G that requires a waiver of the qualified joint and survivor annuity and spousal consent, the waiver may be revoked by the Eligible Participant at any time prior to the Distribution Date. An Eligible Participant may not change or revoke his or her election after the Distribution Date.

(C)    If an Eligible Participant’s election requires spousal consent, the spouse’s consent must be made in writing, using the spousal consent form provided by the Plan, and witnessed by a notary public during the Special Benefit Election Period. A spouse’s consent to an election under this Section (f)(17) of Exhibit G shall be irrevocable unless the Eligible Participant subsequently changes his or her election to a different form of benefit that if initially elected would require spousal consent.

(D)    If an Eligible Participant dies after making and filing his or her election under this Section (f)(17) of Exhibit G, but before the Distribution Date, the Eligible Participant’s election under this Section shall be null and void, except to the extent Treasury Regulation Section 1.401(a)-20 Q&A-18 applies to the election.

(iii)    Definitions. For purpose of this Section (f)(17) of Exhibit G, the following definitions shall apply:

(A)    “Distribution Date” shall mean December 1, 2023.

(B)    “Election Form Deadline” shall mean the date established by the Plan administrator, or its designee, when all properly completed election forms (including all required documents) must be received in order for an election under this Section (f)(17) of Exhibit G to be honored. In no event shall the date established under this Section be later than November 30, 2023.

(C)    “Eligible Participant” shall mean a Participant who meets the requirements set forth in Section (f)(17)(i) of this Exhibit G.

(D)    “Special Annuity Option” shall mean:

(1)    In the case of an Eligible Participant who, as of the Distribution Date, is eligible to commence his or her benefits under the terms of the Plan without regard to this Special Benefit Election Period, the annuity forms of payment otherwise available to the Eligible Participant under the Plan in the amounts otherwise determined by the Plan.

(2)    In the case of an Eligible Participant who, as of the Distribution Date, is not eligible to commence his or her benefits under the terms of the Plan without regard to this Special Benefit Election Period, an actuarial equivalent amount of the Eligible Participant’s accrued benefit, commencing on the Eligible Participant’s normal retirement date, in the following forms:

(I)    For married Eligible Participants:

(a)    A single life annuity described in Section 4.1.1 of the Plan; or

(b)    A qualified joint and survivor annuity as described in Section 1.35 of the Plan (including the option for a joint and 75 survivor annuity).

(II)    For unmarried Eligible Participants, the single life annuity described in Section 4.1.1 of the Plan.

(E)    “Special Benefit Election Period” shall mean the period beginning on September 1, 2023 and ending on a date established by the plan administrator, or its designee, but in no event later than October 31, 2023.

(F)    “Special Lump Sum Payment” shall mean:

(1)    In the case of an Eligible Participant, a single lump sum payment, payable as of the Distribution Date, which is the actuarial equivalent amount of the Eligible Participant’s accrued benefit payable to the Eligible Participant commencing at the Eligible Participant’s normal retirement date.

Executed on this 25 day of September , 2023.

TRUIST FINANCIAL CORPORATION
By:     /s/ Ellen Fitzsimmons
Title: Chief Legal Officer and Head of Public
Affairs